UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 6, 2018, Oceaneering International, Inc., a Delaware corporation (“Oceaneering”), completed the public offering of $300,000,000 aggregate principal amount of its 6.000% Senior Notes due 2028 (the “Notes”) under its Registration Statement on Form S-3 (No. 333-222774). The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated February 1, 2018 between Oceaneering and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

The Notes were issued under an Indenture dated November 21, 2014 between Oceaneering and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to senior debt securities of Oceaneering (the “Base Indenture”), as supplemented by a Second Supplemental Indenture dated February 6, 2018 between Oceaneering and the Trustee (the “Supplemental Indenture”).

Oceaneering will pay interest on the Notes on February 1 and August 1 of each year, beginning on August 1, 2018. The Notes are scheduled to mature on February 1, 2028. Oceaneering may redeem some or all of the Notes at any time at the redemption prices set forth in the Supplemental Indenture. Oceaneering currently intends to use the net proceeds from the offering to repay outstanding term loan indebtedness and for general corporate purposes.

Other material terms of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are described in the prospectus supplement, dated February 1, 2018, as filed with the Securities Exchange Commission on February 2, 2018. The foregoing description of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete terms and conditions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Notes, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

Some of the underwriters and their affiliates have, from time to time, performed various investment or commercial banking and financial advisory services, including serving as counterparties to certain derivative and hedging arrangements, for Oceaneering in the ordinary course of business for which they have received customary fees and expenses. The underwriters or certain affiliates of the underwriters are lenders under Oceaneering’s credit agreement, which provides for a revolving credit facility and a term loan facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated February 1, 2018, between Oceaneering International, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

4.1	Indenture dated, November 21, 2014, between Oceaneering International, Inc. and Wells Fargo Bank, National Association, as Trustee, relating to senior debt securities of Oceaneering International, Inc. (incorporated by reference to Exhibit 4.1 to Oceaneering’s Current Report on Form 8-K filed with the SEC on November 21, 2014, File No. 001-10945).

4.2	Second Supplemental Indenture, dated February 6, 2018, between Oceaneering International, Inc. and Wells Fargo Bank, National Association, as Trustee, providing for the issuance of Oceaneering International, Inc.’s 6.000% Senior Notes due 2028.

4.3	Form of Notes (included in Exhibit 4.2 above).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date: February 6, 2018	By:	/S/ W. Cardon Gerner
W. Cardon Gerner
Senior Vice President and Chief Accounting Officer